Exhibit 10.2

Final Execution Copy

Redacted Version

Strictly Confidential

DAVANAT® BINDING TERM SHEET

PRO-PHARMACEUTICALS INC (“PRO-PHARMACEUTICALS”)

&

PROCAPS S.A. (“PROCAPS”)

EXCLUSIVE SUPPLY & DISTRIBUTION AGREEMENT FOR DAVANAT®

A.	PRO-PHARMACEUTICALS (“Pro-Pharmaceuticals”) is the owner of the rights to DAVANAT® (the “PRODUCT”) for the treatment of colorectal and other solid tumor cancers.

B.	PROCAPS S.A. (“Procaps”) is interested in taking an exclusive Collaboration, Supply, Marketing and Distribution Agreement (hereinafter “the Agreement”) for the PRODUCT used for the treatment of cancer in the TERRITORY.

C.	PRO-PHARMACEUTICALS and PROCAPS agree to negotiate a Collaboration, Supply, Marketing and Distribution Agreement in the accordance with the binding terms set forth below.

Product:	DAVANAT®

IND #64,034 DAVANAT®

Bulk active pharmaceutical ingredient, API (2.5 kg)

Field:	Cancer, all combinations with 5-FU

Structure:	Pro-Pharmaceuticals shall be responsible for the intellectual property and manufacture of the PRODUCT. Procaps shall be responsible for obtaining any and all regulatory approvals and pricing within the TERRITORY, as well as distributing and commercializing the PRODUCT in the TERRITORY. The PRODUCT shall bear trademarks as mutually agreed. Both parties will collaborate to obtain regulatory and marketing approvals. Regulatory Approval in Colombia for marketing and sales will be owned by Pro-Pharmaceuticals.

Portions of this Exhibit were omitted, as indicated by [****], and have been provided separately to the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Final Execution Copy

Redacted Version

Strictly Confidential

Territory:	Colombia

Pro-Pharmaceuticals hereby grants to PROCAPS an exclusive right of first negotiation (the “Right of First Negotiation”) for other countries in South/Central America after Regulatory and pricing approval has been obtained in Columbia. PROCAPS may elect to exercise its Right of First Negotiation by meeting performance goals as defined in this binding term sheet.

Supply:	Pro-Pharmaceuticals shall be the exclusive supplier of the PRODUCT to PROCAPS.

Intellectual Property:	Pro-Pharmaceuticals shall be responsible for the prosecution and enforcement of all intellectual property rights related to the PRODUCT. PROCAPS agrees to collaborate with Pro-Pharmaceuticals for all patent and trademark filings, maintenance and defense within the TERRITORY. Pro-Pharmaceuticals will retain exclusive ownership of all intellectual property related to the PRODUCT conceived during the course of the collaboration between the companies.

Formulated Dose:	The dose for the formulated PRODUCT (“Formulated Dose’) is proposed to be in a single unit, 10 ml sterile vial (60 mg/ml).

Term:	The term of this Agreement shall be from the Effective Date in the Agreement and shall continue in full force for[****] ([****]) from the launch date of the PRODUCT/and or Formulated Dose in the TERRITORY. In the event the parties decide not to renew this agreement, any and all data on the Product and/or Formulated Dose generated during the Agreement shall be owned by Pro-Pharmaceuticals and PROCAPS shall have no further, right, tile or interest in the PRODUCT and/or Formulated Dose and may not use, make or sell the PRODUCT and/or Formulated Dose for any use within or outside the Field or TERRITORY.

Transfer Price:	All prices are in $US dollars. The transfer price of the PRODUCT shall be based on [****]% ([****] percent) of the net sale price for the Formulated Dose / plus any customs duties, withholding, sales, VAT or other taxes that may apply to the transfer of PRODUCT. The maximum deduction from the gross sale price of the Formulated Dose will not exceed [****]% for recalls; devolutions and financial discounts to recover receipts.

Portions of this Exhibit were omitted, as indicated by [****], and have been provided separately to the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Final Execution Copy

Redacted Version

Strictly Confidential

Sales Price:	The initial sale price per dose shall be $US [****] dollars. The price can only be changed by mutual agreement.

The Formulated Dose will be prepared by PROCAPS at its sole expense.

License Fees:	This Agreement; [****] fees are included in this agreement for [****]. The license fees for [****] within this agreement will be negotiated on a country by country basis.

Extension of this Agreement beyond the [****] year term; License Fees for the extension of this agreement and for the addition of other countries in the extended agreement, to be determined sixty days (60 days) prior to the end of this Agreement. These fees will be negotiated in good faith between the parties according and proportional to the market competitive situation of each country to be included and or renewed in the Territory

Royalties:	Royalties for this agreement will be based on net sales price as defined in the Transfer Price Section above. Royalties will be paid quarterly based on the net sales within [****] days ([****] days) from the end of the quarter.

The amount of the royalty will be phased in based on net sales triggers as defined below.

	Royalty %	Trigger in Gross Sales
	[****]	Up to $[****] million
	[****]%	Over $[****] million
	[****]%	Over $[****] million
	[****]%	Over $[****] million

Minimum Annual Sales:	Sales, doses and number of patients will be monitored and reviewed quarterly. The minimum sales for the first year after launch will be $US [****] ($US [****]).

The minimum gross sales for the [****] after launch is calculated by the following formula: [****]. The average dose per patient for the first year was estimated at [****]. The standard treatment regimen is for [****] doses per patient [****], but not all patients will start treatment immediately after launch.

Portions of this Exhibit were omitted, as indicated by [****], and have been provided separately to the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Final Execution Copy

Redacted Version

Strictly Confidential

Initial Sales targets for the [****] years of the contract term;

YEAR	SALES	PATIENTS	DOSES
[****]	$[****]	[****]	[****]
[****]	$[****]	[****]	[****]
[****]	$[****]	[****]	[****]
[****]	$[****]	[****]	[****]
[****]	[****]	[****]	[****]

Every year a new forecast and marketing plan must be presented by PROCAPS to Pro-Pharmaceuticals within forty-five (45) days of the anniversary of this contract. The sales figures and targets will be updated based on the actual data by mutual agreement. The revisions will not be lower than the number of doses in the table above for the first four years.

Marketing:	Following Regulatory approval in the TERRITORY, PROCAPS shall launch the Formulated Dose in the TERRITORY within three months (3) PROCAPS shall use all commercial efforts to promote the commercialization and sales of the Formulated Dose subject to compliance with all applicable laws and regulations to promote and market the Formulated Dose. PROCAPS shall maintain a competent marketing and sales organization in the TERRITORY.

An initial marketing plan will be part of the final agreement and will be completed within sixty (60) days of from the positive decision of the review commission.

PROCAPS will assist Pro-Pharmaceuticals in constructing a Spanish web site for the Formulated Dose.

Pro-Pharmaceuticals will assist PROCAPS to complete a full Project Plan for approval and launch of the Formulated Dose.

Non compete:	In consideration of, and as a continuing condition of, the grant and retention of the rights granted to PROCAPS, PROCAPS and its Affiliates shall not import, sell and/or distribute in the TERRITORY any Competitive Products during the Term of the Agreement and for five (5) years thereafter. Competitive products are defined as products that can substitute for DAVANAT®.

Portions of this Exhibit were omitted, as indicated by [****], and have been provided separately to the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Final Execution Copy

Redacted Version

Strictly Confidential

This does not include drugs used to treat the side effects associated with cancer treatments. PROCAPS will not sell a cancer product that can substitute for DAVANAT®.

Further, PROCAPS warrants it will not sell, make, use, or distribute either the PRODUCT or the Formulated Dose outside the TERRIOTRY for any use in or outside the Field. Notwithstanding the rights granted to PROCAPS pursuant to this paragraph, Pro-Pharmaceuticals at all times will reserve the right under the Patent to develop, manufacture or commercialize the PRODUCT and the Formulated Dose in any country of the world for any use outside the Field, and outside the Territory for any use either within or outside the Field.

PROCAPS will supply a complete list of cancer products to be included in the final agreement.

Registration:	PROCAPS is responsible at its sole cost for obtaining regulatory and pricing approval in the TERRITORY. Further, PROCAPS hereby agrees to pay for any and all PRODUCT and or Formulated Dose that is required to obtain Regulatory Approval in the TERRITORY.

More specifically, PROCAPS agrees to purchase and to pay Pro-Pharmaceuticals for PRODUCT that is required for [****], PROCAPS will be granted a [****]% discount from the transfer price, $[****] per [****] dose. For example, [****].

The amount needed for the process start up and the stability study will be ordered and paid via wire for transfer within [****] ([****]) days of signing this agreement to a bank of Pro-Pharmaceuticals designation.

The companies will cooperate on any clinical trials needed. Pro-Pharmaceuticals will at all times be the owner of the regulatory approval of the PRODUCT in the TERRITORY.

Clinical Data:	PROCAPS will have the right to access, use and reference all clinical formulation, stability and technical data generated by Pro-Pharmaceuticals on the PRODUCT and/or the Formulated Dose. Pro-Pharmaceuticals will have the right to access, use and reference all clinical information, patient and technical data generated by PROCAPS on the PRODUCT and/or the Formulated Dose.

Portions of this Exhibit were omitted, as indicated by [****], and have been provided separately to the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Final Execution Copy

Redacted Version

Strictly Confidential

Pharmacovigilance:		PROCAPS will fully comply with all FDA and International Pharmacovigilance requirements in Colombia. PROCAPS will follow the Pharmacovigilance regulations of each country added to the TERRITORY of the Final Agreement.

Market Report:		PROCAPS shall furnish Pro-Pharmaceuticals with written reports to Pro-Pharmaceuticals’ specifications quarterly for the TERRITORY (covering the latest available sales, market share and other data) identifying the market share of the Formulated Dose, business trends and key marketing issues relating to the Formulated Dose.

Final Agreement:		Pro-Pharmaceuticals and PROCAPS will negotiate in good faith a final Agreement within ninety (90) days after signing this binding Term Sheet which terms are the basis for the Final Agreement. Not withstanding the above, the Final Agreement must be completed within fifteen (15) days of the positive review commission decision.

Other costs:		PROCAPS shall bear all cost and expense for preparation, filing of all Regulatory applications, local tests and other endeavours for approval and pricing with the Regulatory Agency or national regulatory agencies necessary for marketing and sales in the TERRITORY.

Publications:		An initial press release announcing the signing of this Agreement will be agreed upon by Pro-Pharmaceuticals and PROCAPS within three (3) business days from signing this agreement. Pro-Pharmaceuticals will also have the right to issue Press Releases or otherwise disclose the following matters, subject to PROCAPS’ prior review: (i) completion of patient enrollments for clinical studies; (ii) completion of clinical studies and top line results thereof; (iii) filings for regulatory approval in the TERRITORY; (iv) regulatory approvals in the TERRITORY; and (v) milestone achievements and/or payments.

Law:		The final Agreement shall be governed and enforced in accordance with the laws of the Commonwealth of Massachusetts, USA in Massachusetts.

Other terms:	i-	Both parties agree to preserve this Binding Term Sheet and all documentation related to it in a confidential manner and shall regard this Binding Term Sheet to be binding to any of the parties and subject to the execution of the definitive agreement.

Portions of this Exhibit were omitted, as indicated by [****], and have been provided separately to the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Final Execution Copy

Redacted Version

Strictly Confidential

ii-	All notifications and other written communications, pertaining to the execution of this Binding Term Sheet, shall be deemed duly delivered by one Party and duly received by the other Party if delivered or transmitted to the addresses specified for each Party above.

iii-	The parties agree to keep in full confidence all information related to the execution of this Binding Term Sheet, and shall not divulge any aspect thereof including the fact that this Binding Term Sheet has been executed to any other party except with the specific written approval of the other Party. Pro-Pharmaceuticals is a publically held company and must announce the signing of this agreement. An announcement agreed to by both companies and containing quotes by executives from both companies will be completed within three days (3 days) of signing this agreement.

iv-	The provisions of this Binding Term Sheet shall supersede any previous understandings, agreements, discussions or memorandums of understanding made, executed or reached by the Parties in connection within the subject of this Binding Term Sheet. No modification, amendment or supplement to this Binding Term Sheet shall be effective for any purpose unless in writing and signed by both parties.

v-	This Binding Term Sheet is executed in two originals, each of which is deemed to be an original made on the date first above indicated.

Agreed between the parties as the date of last signature:

PRO PHARMACEUTICALS INC.		PROCAPS S.A.

Signed By:	/s/ Theodore Zucconi	Signed By:	/s/ Ruben Minski
Name:	Dr. Theodore Zucconi	Name:	Mr. Ruben Minski
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	March 25, 2010	Date:	March 23, 2010

Portions of this Exhibit were omitted, as indicated by [****], and have been provided separately to the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.